                                                                    Exhibit 4.12

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of

January 13, 2003, among HomePride Insurance Agency, Inc., a Kansas corporation,

HP National Mortgage Holdings, Inc., a Michigan corporation, and Champion

Enterprises Management Co., a Michigan corporation (collectively, the "New

Subsidiary Guarantors"), each an indirect subsidiary of Champion Home Builders

Co., a Michigan corporation (the "Issuer"), Champion Enterprises, Inc.

("Parent"), the Issuer, the Subsidiary Guarantors (the "Existing Subsidiary

Guarantors") under the Indenture referred to below, and Bank One Trust Company,

N.A., a national banking association, as trustee under the Indenture referred to below (the "Trustee").

         A.       The Issuer, Parent and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the "Indenture"), dated as of April 22, 2002,

providing for the issuance of the Issuer's 11 1/4% Senior Notes Due 2007 (the

"Notes").

         B.       Sections 4.13 and 8.02 of the Indenture provide that under certain circumstances the Issuer is required to cause certain Restricted

Subsidiaries (as defined in the Indenture), including each of the New Subsidiary

Guarantors, to execute and deliver to the Trustee a supplemental indenture pursuant to which each such Restricted Subsidiary shall unconditionally guarantee, on a senior unsecured basis, all of the Issuer's obligations under the Notes and the Indenture on the terms set forth in the Indenture and this

Supplemental Indenture.

         C.       Pursuant to Section 9.01 of the Indenture, the Trustee, the

Issuer, Parent and the Subsidiary Guarantors, are authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New

Subsidiary Guarantors, the Issuer, Parent, the Subsidiary Guarantors and the

Trustee mutually covenant and agree for the equal and ratable benefit of the

Holders of the Notes as follows:

         1.       Definitions.

                  (a)      Capitalized terms used herein without definition

shall have the meanings assigned to them in the Indenture.

                  (b)      For all purposes of this Supplemental Indenture,

except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words

"herein," "hereof" and "hereby" and other words of similar import used in this

Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2.       Agreement to Guarantee. Each New Subsidiary Guarantor hereby,

jointly and severally, unconditionally Guarantees with all other Subsidiary

Guarantors, the Notes or the obligations of the Issuer under the Indenture or the Notes on the terms and subject to the conditions set forth in Article 8 of the Indenture and agrees to be bound by all other applicable

                                                                    Exhibit 4.12

provisions of the Indenture. From and after the date hereof, each New Subsidiary

Guarantor shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

         3.       Ratification of Indenture; Supplemental Indentures Part of

Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         4.       Governing Law. THIS INTERNAL LAW OF THE STATE OF NEW YORK

SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING

EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         5.       Trustee Makes No Representation. The Trustee makes no

representation as to the validity or sufficiency of this Supplemental Indenture.

         6.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7.       Effect of Headings. The Section headings herein are for

convenience only and shall not affect the construction thereof.

                            [signatures on next page]

                                                                    Exhibit 4.12

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental

Indenture to be duly executed as of the date first above written.

                                    HOMEPRIDE INSURANCE AGENCY, INC.

                                    HP NATIONAL MORTGAGE HOLDINGS, INC.

                                    CHAMPION ENTERPRISES MANAGEMENT CO.

                                    By: /s/ JOHN J. COLLINS, JR.

                                        ------------------------------------

                                    Name:  John J. Collins, Jr.

                                    Title:    Secretary

                                    CHAMPION HOME BUILDERS CO.

                                    By: /s/ JOHN J. COLLINS, JR.

                                        ------------------------------------

                                    Name:  John J. Collins, Jr.

                                    Title:    Secretary

                                    CHAMPION ENTERPRISES, INC.

                                    By: /s/ JOHN J. COLLINS, JR.

                                        ------------------------------------

                                    Name:  John J. Collins, Jr.

                                    Title:    Secretary

                                    SUBSIDIARY GUARANTORS:

                                    A-1 CHAMPION GP, INC.

                                    ALPINE HOMES, INC.

                                    AT LIQUIDATING CORP. (F/K/A AMERICAN

                                      TRANSPORT, INC.

                                    ART RICHTER INSURANCE, INC.

                                    AUBURN CHAMP, INC.

                                    BUILDERS CREDIT CORPORATION

                                    CAC FUNDING CORPORATION

                                    CARE FREE HOMES, INC.

                                    CHI, INC. (F/K/A CARNIVAL HOMES, INC.)

                                    CHAMPION FINANCIAL CORPORATION

                                    CHAMPION GP, INC.

                                    CHAMPION RETAIL, INC.(F/K/A

                                      CHAMPION HOME CENTERS, INC.)

                                    CHAMPION HOME COMMUNITIES, INC.

                                    CHAMPION MOTOR COACH, INC.

                                                                    Exhibit 4.12

                                    CHANDELEUR HOMES, INC.

                                    CLIFF AVE. INVESTMENTS, INC.

                                    CRESTPOINTE FINANCIAL SERVICES, INC.

                                    CRH LIQUIDATING CORP. (F/K/A CREST

                                      RIDGE HOMES, INC.)

                                    DUTCH HOUSING, INC.

                                    FHA LIQUIDATING CORP. (F/K/A FACTORY

                                      HOMES OUTLET, INC.)

                                    FLEMING COUNTY INDUSTRIES, INC.

                                    GATEWAY ACCEPTANCE CORP.

                                    GATEWAY MOBILE & MODULAR HOMES,

                                      INC.

                                    GATEWAY PROPERTIES CORP.

                                    GEM HOMES, INC.

                                    GM LIQUIDATING CORP. (F/K/A GRAND

                                      MANOR, INC.)

                                    HOMEPRIDE FINANCE CORP.

                                    HAF LIQUIDATING CORP. (F/K/A HOMES

                                      AMERICA FINANCE, INC.)

                                    HAA LIQUIDATING CORP. (F/K/A HOMES

                                      AMERICA OF ARIZONA, INC.)

                                    HAC LIQUIDATING CORP. (F/K/A HOMES

                                      AMERICA OF CALIFORNIA, INC.)

                                    HAO LIQUIDATING CORP. (F/K/A HOMES

                                      AMERICA OF OKLAHOMA, INC.)

                                    HAU LIQUIDATING CORP. (F/K/A HOMES

                                      AMERICA OF UTAH, INC.)

                                    HAW LIQUIDATING CORP. (F/K/A HOMES

                                      AMERICA OF WYOMING, INC.)

                                    HOMES OF LEGEND, INC.

                                    HOMES OF MERIT, INC.

                                    I.D.A., INC.

                                    ISEMAN CORP.

                                    LAMPLIGHTER HOMES, INC.

                                    LAMPLIGHTER HOMES (OREGON), INC.

                                    MODULINE INTERNATIONAL, INC.

                                    NORTHSTAR CORPORATION

                                    PRAIRIE RIDGE, INC.

                                    REDMAN BUSINESS TRUST

                                    REDMAN HOMES, INC.

                                    REDMAN HOMES MANAGEMENT

                                      COMPANY, INC.

                                    REDMAN INDUSTRIES, INC.

                                    REDMAN INVESTMENT, INC.

                                    REDMAN MANAGEMENT SERVICES

                                      BUSINESS TRUST

                                                                    Exhibit 4.12

                                    REDMAN RETAIL, INC.

                                    REGENCY SUPPLY COMPANY, INC.

                                    SAN JOSE ADVANTAGE HOMES, INC.

                                    SERVICE CONTRACT CORPORATION

                                    SOUTHERN SHOWCASE FINANCE, INC.

                                    SOUTHERN SHOWCASE HOUSING, INC.

                                    STAR FLEET, INC.

                                    THE OKAHUMPKA CORPORATION

                                    TRADING POST MOBILE HOMES, INC.

                                    USAMH LIQUIDATING CORP. (F/K/A U.S.A.

                                      MOBILE HOMES, INC.)

                                    VICTORY INVESTMENT COMPANY

                                    WESTERN HOMES CORPORATION

                                    WM LIQUIDATING CORP. (F/K/A

                                      WHITWORTH MANAGEMENT, INC.)

                                    By: /s/ JOHN J. COLLINS, JR.

                                        ------------------------

                                        John J. Collins, Jr., Secretary

                                                         6

                                    THE UNDERSIGNED, IN THE CAPACITIES

                                    INDICATED, IS THE AUTHORIZED SIGNATORY FOR

                                    THE FOLLOWING SUBSIDIARY GUARANTORS:

                                    GENESIS HOME CENTERS, LIMITED

                                      PARTNERSHIP

                                    HH LIQUIDATING L.P. (F/K/A HEARTLAND

                                      HOMES, L.P.)

                                    By: /s/ JOHN J. COLLINS, JR.

                                        ------------------------------------

                                        John J. Collins, Jr., as Secretary of

                                        Champion GP, Inc., General Partner of

                                        Genesis Home Centers, Limited

                                        Partnership and HH Liquidating L.P.

                                    A-1 HOMES GROUP, L.P.

                                    By: /s/ JOHN J. COLLINS, JR.

                                        ------------------------------------

                                        John J. Collins, Jr., as Secretary of

                                        A-1 Champion GP, Inc., General Partner

                                        of A-1 Homes Group, L.P.

                                                                    Exhibit 4.12

                                    HOMES OF KENTUCKIANA, L.L.C.

                                    By: /s/ JOHN J. COLLINS, JR

                                        ------------------------------------

                                        John J. Collins, Jr., as Secretary of

                                        Trading Post Mobile Homes, Inc., Sole

                                        Member of Homes of Kentuckiana, L.L.C.

                                    BANK ONE TRUST COMPANY, N.A., as Trustee

                                    By:   /s/ JANICE OTT ROTUNNO

                                          ----------------------------------

                                    Name: Janice Ott Rotunno

                                    Title:Vice President

                                       6